UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:   November 14, 2007

(Date of earliest event reported):   November 9, 2007

Silverleaf Resorts, Inc.
(Exact name of registrant as specified in its charter)

Texas
(State or other jurisdiction of incorporation)

1-13003	75-2259890
(Commission File Number)	(IRS Employer Identification Number)

1221 River Bend Drive, Suite 120, Dallas, Texas	75247
(Address of principal executive offices)	(Zip Code)

214-631-1166
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective November 9, 2007, the Registrant’s Board of Directors adopted an amendment to the Registrant’s existing bylaws to comply with new NASDAQ rules requiring all NASDAQ-listed securities to be eligible for a “direct registration program” that permits an investor’s stock ownership to be recorded or maintained on the books of NASDAQ issuers or their transfer agents without the issuance of a physical stock certificate.  For the sake of clarity, the Board amended Article VI, Section 1 of the Registrant’s existing bylaws by adding a final sentence to specifically authorize uncertificated shares.  The new sentence reads as follows:  “Notwithstanding the foregoing provisions regarding share certificates, officers of the Corporation may provide that some or all of any or all of the classes or series of the Corporation’s common or any preferred shares may be uncertificated shares.”

On November 9, 2007, the Board of Directors also adopted the Registrant’s Third Amended and Restated Bylaws for the purpose of incorporating in a single document all prior amendments to the Registrant’s bylaws, including the amendment described above authorizing uncertificated shares.

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits

Exhibit No.	Description of Exhibit

*3.1	Third Amended and Restated Bylaws of Silverleaf Resorts, Inc.

* filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:	November 14, 2007	SILVERLEAF RESORTS, INC.

		By:	/S/ HARRY J. WHITE, JR.
		Name:	Harry J. White, Jr.
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

*3.1	Third Amended and Restated Bylaws of Silverleaf Resorts, Inc.

* filed herewith